UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

On June 5, 2006, CNL Income Properties, Inc. filed a Form 8-K disclosing its acquisition of the Cypress Mountain ski resort in British Columbia, Canada. The Form 8-K is hereby amended to include the required financial information.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Cypress Bowl Recreations, LP

Unaudited Financial Statements as of March 31, 2006 and for the quarters ended March 31, 2006 and 2005

Unaudited Balance Sheet

Unaudited Statement of Income

Unaudited Statement of Cash Flows

Notes to the Unaudited Financial Statements

Balance Sheets as of December 31, 2005 and 2004 and the related Statements of Income, Partner’s Capital and Accumulated Other Comprehensive Income (Loss), and Cash Flows for the years ended December 31, 2005 and 2004

Independent Auditor’s Report

Balance Sheet

Statement of Income

Statement of Partner’s Capital and Accumulated Other Comprehensive Income (Loss)

Statement of Cash Flows

Notes to the Financial Statements

(b)	Pro Forma Financial Information

CNL Income Properties, Inc.

Unaudited Pro Forma Consolidated Financial Information

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2006

Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2006

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

Notes to Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie Quinlan
	Name:	Tammie Quinlan
	Title:	Chief Financial Officer

INDEX TO FINANCIAL STATEMENTS

Page
Cypress Bowl Recreations, LP

Unaudited Financial Statements as of March 31, 2006 and for the quarters ended March 31, 2006 and 2005

Unaudited Balance Sheet	F -1

Unaudited Statement of Income	F - 2

Unaudited Statement of Cash Flows	F - 3

Notes to the Unaudited Financial Statements	F - 4

Balance Sheets as of December 31, 2005 and 2004 and the related Statements of Income, Partner’s Capital and Accumulated Other Comprehensive Income (Loss), and Cash Flows for the years ended December 31, 2005 and 2004

Independent Auditor’s Report	F - 6

Balance Sheet	F - 7

Statement of Income	F - 8

Statement of Partner’s Capital and Accumulated Other Comprehensive Income (Loss)	F - 9

Statement of Cash Flows	F - 10

Notes to the Financial Statements	F - 11

CNL Income Properties, Inc.

Unaudited Pro Forma Consolidated Financial Information	F - 21

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2006	F - 22

Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2006	F - 23

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	F - 24

Notes to Unaudited Pro Forma Consolidated Financial Statements	F - 25

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED BALANCE SHEET

MARCH 31, 2006 AND DECEMBER 31, 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,356,912	$736,509
Accounts receivable	70,065	142,442
Inventories	94,212	209,409
Prepaids	141,689	249,372

Total current assets	3,662,878	1,337,732

PROPERTIES, FACILITIES, AND EQUIPMENT, net	8,331,795	8,524,337

DEFERRED TAX ASSET	57,466	57,466

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization	7,620,486	7,689,044

Total assets	$19,672,625	$17,608,579

LIABILITIES AND PARTNER’S CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,515,200	$1,621,337
Current portion of long term obligations and allocated senior debt	—	117,782
Allocated Income tax payable	1,266,974	1,004,986
Deferred revenue	53,268	926,098

Total current liabilities	2,835,442	3,670,203

LONG TERM OBLIGATIONS AND ALLOCATED SENIOR DEBT, net of current portion	5,135,395	4,096,948

COMMITMENTS AND CONTINGENCIES
PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	4,475,591	2,574,730
Accumulated other comprehensive income	2,490,036	2,530,537

	11,701,788	9,841,428

	$19,672,625	$17,608,579

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF INCOME

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
RESORT AND RETAIL REVENUES	$6,950,852	$3,934,130

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING DIRECT PAYROLL	2,783,035	1,369,523

UNALLOCATED OPERATING EXPENSES
General and administrative	402,431	252,785
Selling and marketing	98,426	58,898
Depreciation and amortization	394,147	341,034

	895,004	652,717

OTHER INCOME (EXPENSE)
Interest expense	(105,378)	(78,788)

	(105,378)	(78,788)

NET INCOME BEFORE INCOME TAXES	3,167,435	1,833,102

INCOME TAX EXPENSE	1,266,974	733,241

NET INCOME	$1,900,461	$1,099,861

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF CASH FLOWS

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,900,461	$1,099,861
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	394,147	341,034
Loss on sale of equipment	—	8,299
Change in operating assets and liabilities:
Accounts receivable	72,377	46,469
Inventories	115,197	24,406
Prepaids	107,683	78,789
Accounts payable and accrued liabilities	(106,137)	(410,472)
Accrued income taxes	261,988	581,429
Deferred revenue	(872,830)	(1,280,797)

	1,872,886	489,018

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(133,047)	—

	(133,047)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances to parent	740,409	(1,023,831)

	740,409	(1,023,831)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	140,155	(32,698)

CHANGE IN CASH AND CASH EQUIVALENTS	2,620,403	(567,511)
CASH AND CASH EQUIVALENTS
Beginning of year	736,509	1,174,776

End of year	$3,356,912	$607,265

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

QUARTER END MARCH 31, 2006

1.	General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2005 and 2004, and the related statement of income, statement of partner’s capital and accumulated other comprehensive income (loss) and statement of cash flows for the years ended December 31, 2005 and 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

CYPRESS BOWL RECREATIONS

LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

INDEPENDENT AUDITOR’S REPORT

and

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

INDEPENDENT AUDITOR’S REPORT

To the Partners

Cypress Bowl Recreations Limited Partnership

(A wholly owned subsidiary of Boyne USA, Inc.)

We have audited the accompanying balance sheets of Cypress Bowl Recreations Limited Partnership (the Company) (a wholly owned subsidiary of Boyne USA, Inc.) as of December 31, 2005 and 2004, and the related statements of income, partner’s capital and accumulated other comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cypress Bowl Recreations Limited Partnership at December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Seattle, Washington

March 27, 2006

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

BALANCE SHEET

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$736,509	$1,174,776
Accounts receivable	142,442	101,846
Inventories	209,409	157,458
Prepaids	249,372	375,568

Total current assets	1,337,732	1,809,648

PROPERTY, FACILITIES, AND EQUIPMENT, net	8,524,337	8,002,697

DEFERRED TAX ASSETS	57,466	—

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization of $1,328,944 and $1,053,990	7,689,044	7,965,345

Total assets	$17,608,579	$17,777,690

LIABILITIES AND PARTNER’S CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,621,337	$1,013,325
Current portion of long term obligations and allocated senior debt	117,782	39,085
Income tax payable	1,004,986	151,812
Deferred revenue	926,098	2,466,144

Total current liabilities	3,670,203	3,670,366

DEFERRED TAX LIABILITY	—	142,705

LONG TERM OBLIGATIONS AND ALLOCATED SENIOR DEBT, net of current portion	4,096,948	5,674,778

COMMITMENTS AND CONTINGENCIES (Note 5)
PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	2,574,730	1,367,508
Accumulated other comprehensive income	2,530,537	2,186,172

	9,841,428	8,289,841

	$17,608,579	$17,777,690

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF INCOME

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
RESORT AND RETAIL REVENUES	$9,236,066	$9,491,104

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING DIRECT PAYROLL	4,312,227	5,033,743

UNALLOCATED OPERATING EXPENSES
General and administrative	943,642	956,667
Selling and marketing	203,150	201,188
Depreciation and amortization	1,424,313	1,532,133

	2,571,105	2,689,988

OTHER INCOME (EXPENSE)
Unrealized foreign exchange gain (loss)	—	(202,346)
Interest expense	(340,697)	(350,333)

	(340,697)	(552,679)

NET INCOME BEFORE INCOME TAXES	2,012,037	1,214,694

FOREIGN INCOME TAX EXPENSE (BENEFIT)
Current	1,004,986	196,212
Deferred	(200,171)	(35,845)

	804,815	160,367

NET INCOME	$1,207,222	$1,054,327

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF PARTNER’S CAPITAL AND

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2005 AND 2004

	Partner’s Contributed Capital	Retained Earnings	Comprehensive Income	Accumulated Other Comprehensive Income	Total
BALANCE, December 31, 2003	$4,736,161	$313,181		$1,536,473	$6,585,815
Net income	—	1,054,327	$1,054,327	—	1,054,327
Foreign currency translation adjustment	—	—	649,699	649,699	649,699

Comprehensive income	—	—	$1,704,026	—	—

BALANCE, December 31, 2004	4,736,161	1,367,508		2,186,172	8,289,841
Net income	—	1,207,222	$1,207,222	—	1,207,222
Foreign currency translation adjustment	—	—	344,365	344,365	344,365

Comprehensive income	—	—	$1,551,587	—	—

BALANCE, December 31, 2005	$4,736,161	$2,574,730		$2,530,537	$9,841,428

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,207,222	$1,054,327
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	1,424,313	1,532,133
Gain on sale of equipment	(29,641)	—
Unrealized foreign exchange loss	—	202,346
Deferred income taxes	(200,171)	(35,845)
Change in operating assets and liabilities:
Accounts receivable	(36,638)	43,213
Inventories	(46,032)	87,124
Prepaids	135,682	(97,249)
Accounts payable and accrued liabilities	564,852	(485,025)
Accrued income taxes	853,174	—
Deferred revenue	(1,589,164)	1,010,307

	2,283,597	3,311,331

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(1,406,604)	(457,507)
Proceeds from sale of equipment	29,641	—

	(1,376,963)	(457,507)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long term obligations and allocated senior debt	(1,577,830)	(3,416,606)
Net advances to parent	—	(257,107)

	(1,577,830)	(3,673,713)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	232,929	461,166

CHANGE IN CASH AND CASH EQUIVALENTS	(438,267)	(358,723)
CASH AND CASH EQUIVALENTS
Beginning of year	1,174,776	1,533,499

End of year	$736,509	$1,174,776

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 1 - Operations and Principles of Combination

Operations - Cypress Bowl Recreations Limited Partnership (“Cypress” or the “Company”), a British Columbia, Canada, Limited Partnership, own and operate a year-round mountain resort facility in Vancouver, British Columbia. Cypress’ facilities are located on land owned by the Canadian Provincial Parks and operations are carried out under a Special Use Permit subject to certain terms and limitations (Note 6).

Cypress Bowl Recreations Limited Partnership is a wholly owned subsidiary of Boyne USA, Inc. and subsidiaries (collectively “Boyne USA” or the “Parent”). Boyne USA, through its wholly owned subsidiaries, is a multi-dimensional organization operating in the resort and recreation industry. Boyne USA owns and operates seasonal and year-round facilities consisting of ski, golf, lodging, restaurant, retail and other property management. During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. whereby CNL agreed to acquire the resort assets of the Cypress and related park use permit operating rights (Note 10).

Cypress’ operations are not accounted for as a separate entity within the organization of the Parent. The accompanying financial statements of Cypress are carved out of the Parent’s consolidated financial statements and have been prepared on a historical cost basis under established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies of the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if Cypress had been operated as a stand alone entity. Management believes the judgments made in preparing these financial statements were reasonable.

In order to reflect all of Cypress’s costs of operations, these financial statements reflect the pushdown of the identifiable intangible asset (Park Use Permit - Note 6) and related amortization, general and administrative costs, allocated debt, interest expense, and income taxes. The debt was allocated based on designated use of proceeds and reflects debt which is collateralized by substantially all of Cypress’s assets including cross collateralization for the debt related to other wholly owned subsidiaries of Boyne USA. Income taxes have been allocated based on net taxable income and related deferred tax assets and liabilities of Cypress subject to Canadian and provincial taxes.

Financial Statement Presentation and Foreign Currency Translation - The financial statements are presented in U.S. Dollars which is the Parent’s functional currency. Assets and liabilities denominated in local currencies (Canadian Dollars) are translated to U.S. Dollars using the year end exchange rate for assets and liabilities and the average exchange rate for the period for income and expense items.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 1 - Operations and Principles of Combination (Continued)

Allocated debt and certain long-term assets including the allocated Park Permit are translated at the historical exchange rate. The year end exchange rate at December 31, 2005 and 2004 was approximately $1.17 and $1.20, respectively. The average exchange rate for the years ended December 31, 2005 and 2004 was approximately $1.19 and $1.30, respectively.

Note 2 - Summary of Significant Accounting Policies

Seasonality - The Company has two distinct seasons with skiing and other winter activities generally occurring from December through April and limited summer operations occurring from June through September. Winter activities represent substantially all revenues generated. Operations are subject to unusual seasonality and operating results are highly dependent upon weather conditions. The 2004/2005 season experienced adverse weather conditions and as a result certain resort revenues included in deferred revenue at December 31, 2004 were reclassified to accrued liabilities for refunds paid during 2005.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all cash and short-term investments with a maturity at date of purchase of three months or less, to be cash equivalents.

Accounts Receivable - Accounts receivable are stated at an amount management expects to collect and accounts are written off on a specific identification method, which management does not believe materially differs from the allowance method required under accounting principles generally accepted in the United States of America. Based on management’s assessment of the credit history of the customers with outstanding balances, it has concluded that potential future losses on balances outstanding at year end will be immaterial.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

Inventories - The Company values inventories at the lower of cost or market with cost determined on the weighted-average or first-in, first-out (FIFO) method. Inventories consist of the following at December 31:

	2005	2004
Retail and demo equipment	$141,880	$142,475
Food, beverage, and supplies	67,529	14,983

	$209,409	$157,458

Property, Facilities, and Equipment - Property, facilities, and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets (15 to 39 years for buildings and improvements, 3 to 20 years for machinery and equipment, and 3 to 15 years for furniture and fixtures). Leasehold improvements are depreciated or amortized over the shorter of the estimated useful lives of the related assets or the lease term. Maintenance and repair costs are charged to operations as incurred and additions, renewals, and improvements are capitalized.

Park Use Permit - The Special Use Permit represents an identified intangible. The fair value of the permit was calculated to be $8,716,000 at the time of the Cypress acquisition during 2001, based upon exchange rates at such time, and is being amortized over the remaining useful life of the permit, or approximately 30 years. Annual amortization expense amounts to approximately $275,000 per year for the years ended December 31, 2005 and 2004. Amortization expense for the next 5 years is expected to be approximately $275,000 per year.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows. No such impairments have been determined to be present.

Revenue Recognition - Revenue derived from resort activities and merchandise sales is generally recognized at the point of sale when earned, as the facilities are used, when the services are rendered, or when the retail merchandise is sold.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

The Company sells season passes and multi-week packages for various amenities, including equipment rentals and ski instructions. Revenues from season passes are recognized over the season in which the facilities are utilized, generally December 1st to April 15th. Revenues for multi-week packages and amenities are recognized as the services are performed.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. From time to time, the Company’s cash deposits at a single institution exceed federally insured amounts. Cash and cash equivalents are deposited with high credit, quality financial institutions.

Comprehensive Income - Comprehensive income includes all changes in equity during the period from non-owner sources such as foreign currency translation adjustments. Accumulated other comprehensive income (loss), as presented on the accompanying statement of stockholder’s equity, consists of the cumulative foreign currency translation adjustment resulting from the translation from the local currency (Canadian Dollars) to the reporting currency (U.S. Dollars).

Income Taxes - Cypress is limited partnership and as a result the resulting income tax obligations from the resort operations are passed through to the partners, Boyne Canada ULC and Cypress Bowl ULC, both Canadian entities and wholly owned subsidiaries of Boyne USA, Inc. The partners are subject to Canadian Federal and Provincial taxes. For purposes of these carve-out financial statements, income taxes have been reflected utilizing the “separate return” method and an income tax provision has been included for the taxable earnings reflected, including the impacts of certain allocated income and expenses. Certain allocations from the Parent have not been included in determining the provision for income taxes as the Parent is not subject to Canadian Federal or Provincial taxes and such costs do not impact the taxable income for such purposes. The Company has deferred income tax assets and liabilities due to the deferred benefits and obligations resulting from differences in the carrying basis between book reporting and Canadian tax purposes in property, equipment and facilities. Changes in these deferred benefits and liabilities are reflected in the deferred tax expense (benefit) within the statement of income.

Advertising and Promotion Expense - Advertising and promotion costs are expensed when incurred or expensed ratably over the advertising or promotional campaign. During 2005 and 2004, the Company expensed $80,000 and $74,000 for advertising and promotion costs.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 Revised, “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (“FIN 46R”), which provided, among other things, immediate deferral of the application of FIN 46 for entities that did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. The Company’s adoption of FIN 46R did not have an impact on its financial statements.

Note 3 - Property, Facilities, and Equipment

Property, facilities, and equipment consist of the following at December 31:

	2005	2004
Land and improvements	$2,483,769	$1,904,741
Buildings and improvements	2,537,810	2,458,939
Machinery and equipment	13,086,654	12,564,989
Construction-in-progress	83,740	142,630

	18,191,973	17,071,299
Less accumulated depreciation and amortization	9,667,636	9,068,602

	$8,524,337	$8,002,697

The Company has capitalized equipment under capital leases totaling $338,000 and $194,000 at December 31, 2005 and 2004 with related accumulated amortization amounting to $82,000 and $54,000, respectively.

Note 4 - Long Term Obligations and Allocated Senior Debt

Long term obligations and allocated senior debt consists of balances due under a term note payable and capital leases, and allocated amounts due under the Parent’s senior debt facilities.

Term Notes Payable - The Company has a term note payable as of December 31, 2004 resulting from the acquisition of equipment which was paid in full upon maturity on November 22, 2005.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 4 - Long Term Obligations and Allocated Senior Debt (Continued)

Capital Leases - The Company leases certain equipment under capital leases, which expire at various dates through 2007. Capital lease obligations outstanding at December 31, 2005 and 2004 were $228,056 and $96,539, respectively. Certain capital leases require monthly payments, due in six equal monthly payments from December 1st to April 1st over the lives of the leases, with no payments being made between May to November. The total weighted average interest rate of capital lease agreements amounts to approximately 8.0%.

Allocated Senior Debt - Allocated senior debt consists of a portion of the senior debt obligations as recorded by the Parent which have been allocated to the Company. The allocation of the senior debt recorded by the Company reflect the amount attributable to the assets and operations included within these carve-out financial statements, including consideration of intercompany advances and repayments between the Company, the Parent and affiliates. The allocated senior debt is not indicative of the necessary funding requirements if the Company was a stand alone entity or the terms and conditions that the Company could obtain for similar financing arrangements.

On December 31, 2005 the Company’s Parent has a credit agreement with a financial institution which includes long-term revolving line of credit and a term note payable. The credit agreement was entered into on September 30, 2005 and refinanced certain outstanding obligations of the Parent, including an outstanding balance included in a separate revolving line of credit which was partially utilized during 2001 to acquire the Company. As a result of the refinance on September 30, 2005, the assets and operations of Cypress Bowl Recreation Limited Partnership are subject to the collateralization provisions of the new agreement. The aggregate outstanding balance as recorded by the Parent under the credit agreements under which the Company is collateralized amounts to $52,797,000 and accrues interest at an annual rate of 7.50%.

Prior to the Parent’s refinance on September 30, 2005 the Company was subject to collateralization of a separate revolving credit facility. At December 31, 2004, the outstanding balance under the credit facility as recorded by the Parent was $24,236,591 and accrues interest at an annual rate of LIBOR plus 100 basis points.

The financial statements include allocated interest at the average annual borrowing rate of the Parent based upon the allocated debt during the periods presented.

The Parents credit agreements is collateralized by substantially all assets of the Company, including assignment in trust of the Company’s interest and rights under the Special Use Permit (see Note 6). The Company is subject to certain restrictive financial covenants and other matters.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 4 - Long Term Obligations and Allocated Senior Debt (Continued)

Maturities of senior debt for future years ending December 31 are as follows:

	Allocated Senior Debt	Capital Leases	Total
2006	$250,000	$117,782	$367,782
2007	250,000	127,474	377,474
2008	250,000	—	250,000
2009	250,000	—	250,000
Thereafter	2,986,674	—	2,986,674

	3,986,674	245,256	4,231,930
Less amount representing interest	—	17,200	17,200

	$3,986,674	$228,056	$4,214,730

Note 5 - Income Taxes

The income tax provision is calculated under the “separate return” basis and is derived from the estimated effective tax rates and taxable income related to the resort operations and assets within Canada as if Cypress were operating as a stand alone entity. The deferred tax assets (liabilities), income tax expense (benefit) and related income tax obligations may not be indicative of the impacts of Canadian and provincial taxing jurisdictions if Cypress was not part of consolidated Boyne USA, Inc.

The estimated income tax expense (benefit) differs from expected income tax expense (benefit) as follows:

	2005	2004
Expected income tax expense	40.0%	40.0%
Unrealized foreign exchange gain/loss	—	(20.0)
Corporate allocations and credits	—	(7.0)

	40.0%	13.0%

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 5 - Income Taxes (Continued)

The Company’s deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes. The Company’s net deferred tax assets (liability) at December 31, 2005 and 2004 result from differences in the recorded amounts for property, facilities and equipment. At December 31, 2004, accumulated unrealized foreign exchange rate gains and losses on amounts due to the Parent were treated as permanent differences due to the uncertainty of repayment and related recognition for tax purposes.

Note 6 - Commitments and Contingencies

Leases - The Company leases equipment under non-cancelable operating lease agreements, which expire at various dates through 2005. Lease expense for 2005 and 2004 under the agreements and other month-to-month lease agreements amounted to $77,515 and $76,734, respectively.

There are no scheduled future payments under the non-cancelable operating lease agreements for the year ended December 31, 2005.

Special Park Use Permit - The Company operates on land owned by the Canadian Provincial Parks (the Provincial Government) and operations are carried out under a Special Park Use Permit subject to certain terms and limitations (see Note 2). The commencement date of the Special Use Permit was September 17, 1984 and is valid for 50 years, or until October 31, 2034. However, anytime after the 40-year anniversary of the commencement date, the Company may petition to renew the term for an additional 50 years.

Under the terms of the Special Use Permit, the Company is required to pay a fee to the Provincial Government based on revenue, as defined by the Special Use Permit. Fees paid to the Provincial Government during each year amount to approximately 2.0% of revenues.

Contingencies - Injury claims are filed against the Company during the normal course of business. The Company believes the ultimate liability, if any, of such claims will not have a significant effect on the Company’s results of operations, liquidity, or financial position. The Company’s insurance policy includes provisions by which the Company is reimbursed for claims paid over $1.0 million, at which point stop-loss coverage is carried.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 7 - Related Party Transactions

Insurance - The Company’s primary insurance provider is Lone Peak Insurance Company, LTD (“Lone Peak”), an offshore (Bermuda) captive insurance company that is a wholly owned subsidiary of Boyne USA. Its principal activity is the insurance of general liability risks of Boyne USA and subsidiaries under a claims made policy. During the years ended December 31, 2005 and 2004, the Company’s insurance premium expense included within resort operating expenses amounted to approximately $390,000 and $177,000, respectively. Unamortized insurance premiums paid to Lone Peak included within prepaids as of December 31, 2005 and 2004 amount to approximately $154,000 and $398,000, respectively.

Note 8 - Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair values for the Company’s financial instruments:

Cash and Cash Equivalents, Accounts Receivable, and Accounts Payable - The carrying amounts of these items approximate their fair values at December 31, 2005 and 2004.

Term Note Payable and Capital Leases - Borrowings under the term note payable and capital lease obligations are subject to terms and conditions that reflect those currently available for similar financing arrangements. The carrying amount of these items approximates their fair values at December 31, 2005 and 2004.

Note 9 - 2010 Olympics and Sponsorship Agreement

In 2002, Cypress signed a Games Venue Agreement (the Agreement) with the Vancouver 2010 Bid Corporation (Bid Corp) regarding the use of existing and proposed additional facilities at Cypress during the 2010 Winter Olympic Games (the Games). The Agreement includes terms which would allow Bid Corp and its successor to host the freestyle skiing and snowboarding events of the Games at Cypress. The hosting of the Games at Cypress is expected to accrue tangible and intangible benefits to Cypress. Cypress has both fiduciary and non-fiduciary obligations as it relates to the Agreement.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 9 - 2010 Olympics and Sponsorship Agreement (Continued)

Cypress entered into a sponsorship agreement with Bell Canada in 2004. Terms of the agreement call for annual payments in exchange for exclusivity within the “telecommunications” category as a top tier Cypress sponsor and a supplier with respect to products. The annual payments are due in Canadian Dollar, amounting to the following based exchange rates at December 31, 2004: $104,000 beginning in 2004 through 2007, $125,000 during 2008 and 2009; and $145,000 due during 2010 to 2011. In addition, Bell contributed $33,000 in 2004 to Cypress towards the initial costs of a snowboard terrain park. Beginning in 2005 (through 2011), Bell will contribute $21,000 per year for other agreed upon “enhancements to winter property.” Both Cypress and Bell have various other obligations under the agreement which expires April 30, 2012.

Note 10 - Subsequent Event

During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. (CNL), whereby CNL agreed to acquire the resort assets of Cypress Bowl Recreation Limited Partnership and related park use permit operating rights for approximately $27.5 million. The closing was subject to various conditions including successful transfer of the park use permit.

The closing contingencies were successfully achieved and on May 30, 2006 CNL and Boyne USA, including Cypress Bowl Recreation Limited Partnership, completed the transaction and closed on the sale of substantially all of the resort assets of the Company. The Company received pre-tax proceeds of $27.5 million resulting in a pre-tax gain of approximately $20.0 million. In conjunction with the sale, the Company entered into two long term triple-net lease with the CNL for the Cypress assets sold and for the operating rights under the park use permit. The initial lease terms are 20 years with four five-year renewal options. The combined minimum annual rent is approximately $2.9 million and will increase annually to a maximum of approximately $3.7 million. Additionally, percentage rent due under the leases on a combined basis is equal to 9.0% of gross revenues in excess of $10.9 million. Boyne guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the Cypress Mountain, Harley-Davidson, Hawaiian Falls, Bretton Woods, Palmetto Hall and South Mountain investments described in Note (c) had occurred on March 31, 2006.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the quarter ended March 31, 2006 and for the year ended December 31, 2005 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2005.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2006

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Real estate investment properties under operating leases	$20,783,247	$119,176,927	(c)	$139,960,174
Investment in unconsolidated entities	170,696,589	—		170,696,589
Cash	201,409,693	(108,217,927	)(b)	93,191,766
Distributions receivable from unconsolidated entities	5,398,706	—		5,398,706
Mortgages and other notes receivable	56,472,143	—		56,472,143
Deposit on real estate	2,100,000	—		2,100,000
Deferred offering costs	1,073,709	—		1,073,709
Prepaid expenses and other assets	9,683,341	(4,459,000	)(c)	5,224,341

Total Assets	$467,617,428	$6,500,000		$474,117,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Line of credit	$6,137,669	$—		$6,137,669
Accounts payable and accrued expenses	806,611	—		806,611
Due to affiliates	12,782,175	—		12,782,175
Other liabilities	—	6,500,000	(c)	6,500,000

Total Liabilities	19,726,455	6,500,000		26,226,455

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share One billion shares authorized at March 31, 2006 52,246,052 shares issued and 52,195,388 outstanding	521,954	—		521,954
Capital in excess of par value	454,272,706	—		454,272,706
Accumulated distributions in excess of net income	(6,903,687)	—		(6,903,687)

	447,890,973	—		447,890,973

Total Liabilities and Stockholders’ Equity	$467,617,428	$6,500,000		$474,117,428

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2006

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$714,500	$2,846,190	(2)	$3,647,244
		86,554	(3)
FF&E reserve income	31,006	576,813	(4)	607,819
Percentage rent	18,603	3,851	(5)	22,454
Interest income on mortgages and other notes receivable	502,358	335,888	(6)	838,246

	1,266,467	3,849,296		5,115,763

Expenses:
Asset management fee to advisor	1,005,300	309,211	(7)	1,314,511
General and administrative	1,098,554	—		1,098,554
Land lease and permit fee expense	—	86,554	(3)	86,554
Depreciation and amortization	169,654	1,486,918	(8)	1,656,572

	2,273,508	1,882,683		4,156,191

Operating income (loss)	(1,007,041)	1,966,613		959,572

Other income (expense):
Interest and other income	1,402,001	(726,494	)(9)	675,507
Interest expense and loan cost amortization	(80,265)	(93,750	)(10)	(174,015)
Equity in earnings of unconsolidated entities	3,963,868	(670,320	)(11)	3,247,611
	—	(45,937	)(13)	—

Total other income	5,285,604	(1,536,501)		3,749,103

Net income	$4,278,563	$430,112		$4,708,675

Earnings Per Share of Common Stock (Basic and Diluted)	$0.10			$0.11

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	44,318,153			44,318,153

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$94,815	$13,786,691	(2)	$14,886,384
		1,004,878	(3)
FF&E reserve income	10,532	2,651,593	(4)	2,662,125
Percentage rent	6,319	143,688	(5)	150,007
Interest income on mortgage note receivable	115,000	365,104	(6)	480,104

	226,666	17,951,954		18,178,620

Expenses:
Asset management fees to advisor	2,558,973	2,469,725	(7)	5,028,698
General and administrative	2,614,239	—		2,614,239
Land lease and permit fee expense	—	1,004,878	(3)	1,004,878
Depreciation and amortization	37,224	6,569,000	(8)	6,606,224

	5,210,436	10,043,603		15,254,039

Operating income (loss)	(4,983,770)	7,908,351		2,924,581

Other income (expense):
Interest and other income	1,346,505	(1,346,505	)(9)	—
Interest expense and loan cost amortization	(69,145)	(375,000	)(10)	(444,145)
Equity in earnings of unconsolidated entities	10,289,841	754,660	(11)	12,148,048
		1,307,987	(12)
		(204,440	)(13)

Total other income	11,567,201	136,702		11,703,903

Net income	$6,583,431	$8,045,053		$14,628,484

Earnings Per Share of Common Stock (Basic and Diluted)	$0.33			$0.48

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	19,795,649		(14)	30,234,986

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of March 31, 2006.

(b)	Represents the reduction in cash in connection with the Company’s acquisition of the properties described in Note (c) below.

(c)	Represents the Company’s pending and completed property acquisitions subsequent to March 31, 2006:

Property	Purchase Price	Closing Cost	Acquisition Fees	Total
Cypress Mountain (i)	$27,500,000	$825,000	$1,100,000	$29,425,000
Harley-Davidson (ii)	6,500,000	63,072	260,000	6,823,072
Hawaiian Falls (iii)	12,125,000	231,724	485,000	12,841,724
Palmetto Hall (iv)	7,600,000	240,631	304,000	8,144,631
South Mountain (v)	12,750,000	382,500	510,000	13,642,500
Bretton Woods (vi)	45,000,000	1,500,000	1,800,000	48,300,000

Total	$111,475,000	$3,242,927	$4,459,000	$119,176,927

FOOTNOTES:

(i)	On November 10, 2005, the Company entered into an agreement with Boyne USA, Inc. (“Boyne USA”) and subsidiaries to acquire and leaseback two real estate properties: Cypress Mountain, a ski resort in British Columbia and the Gatlinburg Sky Lift, a scenic chairlift attraction in Gatlinburg, Tennessee. The Company acquired the Gatlinburg Sky Lift on December 22, 2005, which is included in the historical balance sheet as of March 31, 2006. The Cypress ski area was acquired on May 30, 2006 for $27.5 million. The properties are leased to Boyne USA under a triple-net lease for a term of 20 years with four five-year renewal options. The pro forma adjustment represents the acquisition of the Cypress Mountain ski area for approximately $29.4 million including closing costs of $825,000 and the reclassification of certain acquisition fees of $1.1 million that were previously capitalized in other assets.

(ii)	On April 27, 2006, the Company acquired and leased back the Route 66 Harley-Davidson and the 5 & Diner in Tulsa, Oklahoma for $6.5 million. The Company leased the properties to Route 66 Real Estate LLC under a triple-net lease for a term of 20 years with four five-year renewal options. The pro forma adjustment represents the acquisition of the Route 66 Harley-Davidson and the 5 & Diner for approximately $6.8 million, including closing costs of $63,072 and the reclassification of certain acquisition fees of $260,000 that were previously capitalized in other assets.

(iii)	On April 21, 2006, the Company acquired and leased back two Hawaiian Falls waterparks, the Garland Waterpark located in Garland, Texas and The Colony Waterpark in The Colony, Texas, from HFE Horizon LP for a purchase price of approximately $12.1 million. HFE Hozion, LP leases the waterparks under a triple-net lease for a term of 27 years with no renewal options. The pro forma adjustment represents the total purchase price of approximately $12.8 million including closing costs of $231,724 and the reclassification of certain acquisition fees of $485,000 that were previously capitalized in other assets.

(iv)	On April 27, 2006, the Company acquired and leased back the Palmetto Hall Plantation Club in Hilton Head, South Carolina for $7.6 million. A wholly-owned subsidiary of Heritage Golf Group, LLC leases the golf club under a triple-net lease for a term of 20 years with four five-year renewal options. The pro forma adjustment represents the total purchase price of approximately $8.1 million including closing costs of $240,631 and the reclassification of certain acquisition fees of $304,000 that were previously capitalized in other assets.

(v)	On June 9, 2006, the Company acquired the Raven Golf Club at South Mountain in Phoenix, Arizona from Intrawest Corporation for approximately $12.8 million. The property is leased to IRI Golf Group, the owner and operator of the prestigious Arizona National in nearby Tucson, under a triple-net lease with an initial term of 20 years and four five-year renewal options. The pro forma adjustment represents the total purchase price of approximately $13.6 million including closing costs of $382,500 and the reclassification of certain acquisition fees of $510,000 that were previously capitalized in other assets.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet (Continued):

(vi)	On June 22, 2006, the Company acquired the Bretton Woods Mountain Resort in northern New Hampshire for $45.0 million. Pursuant to the purchase and sale agreement, the Company paid $38.5 million upon closing with the remaining balance of $6.5 million plus approximately $1.5 million in interest expense, due in June 2010. The Company entered into a triple-net lease with an affiliate of Celebration Associates and Crosland, Inc. which will engage National Resort Management to market and operate the property. The pro forma adjustment represents the total purchase price of $48.3 million including estimated closing costs of $1.5 million and the reclassification of certain acquisition fees of $1.8 million that were previously capitalized in other assets.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Periods being presented.

(2)	Represents the pro forma rental income from operating leases as a result of the acquisition of the properties described in Note (c) above:

	Rental Income
Property	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift	$2,401,924	$—
Cypress Mountain	3,483,456	870,864
Harley-Davidson	696,662	174,165
Hawaiian Falls	1,354,419	338,604
Palmetto Hall	695,856	173,964
South Mountain	1,174,374	293,593
Bretton Woods	3,980,000	995,000

Total	$13,786,691	$2,846,190

(3)	Represents ground lease and land permit fees paid by the tenants as follows:

Property	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift (i)	$658,662	$—
Cypress Mountain (ii)	184,721	46,180
Hawaiian Falls (iii)	161,495	40,374

Total	1,004,878	86,554

FOOTNOTES:

(i)	The Gatlinburg Sky Lift operates on land under an operating lease with annual rent expense equal to approximately 15.0% of gross sales.

(ii)	The Cypress Mountain ski area operates on land owned by the Canadian Provincial Government under a Special Park Use Permit with annual fees of approximately 2.0% of revenues.

(iii)	The Hawaiian Falls waterparks are located on municipal park land in the northern suburbs of Dallas, Texas under long-term municipal ground leases from the municipalities. The annual rent expense for the Garland Waterpark is the greater of $40,000 or 5.0% of gross revenue and for The Colony Waterpark is 5.0% of gross revenue for lease years one through ten.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(4)	FF&E reserve income represents capital that is set aside by tenants for capital expenditure purposes. The Company has exclusive rights to and ownership of the accounts. The amounts are based on an agreed upon percentage of the tenants’ gross revenues as defined in the respective leases. The historical revenues of the properties were used to estimate FF&E reserves due under the leases for the pro forma periods presented.

	FF&E Reserve Income
Property	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift	$224,341	$—
Cypress Mountain	554,164	138,541
Harley-Davidson	24,000	6,000
Hawaiian Falls	120,000	—
Palmetto Hall	88,320	22,080
South Mountain	3,080	770
Bretton Woods	1,637,688	409,422

Total	$2,651,593	$576,813

(5)	Represents percentage rents due under the leases which are generally based on a percentage of gross revenue. The historical revenues of the properties were used to estimate percentage rent due under the leases for the pro forma periods presented.

(6)	On March 10, 2006, the Company purchased a $15.0 million mezzanine loan from Column Financial, Inc., as former lender to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to the proceeds from an $89 million first mortgage loan, were used to acquire an apartment complex in Boca Raton, Florida which is in the process of being converted into condominiums. The short-term loan earns interest at a rate of one month LIBOR plus 7.0% per year and requires monthly interest payments. The pro forma adjustment for the quarter ended March 31, 2006 and for the year ended December 31, 2005 represents interest income from the date that the loan was originated on October 14, 2005 through the end of the pro forma periods.

(7)	Represents asset management fees associated with owning interests in or making loans in connection with real estate, including the Company’s proportionate share of properties owned through its unconsolidated entities. The assets and loans are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus. The pro forma adjustments include asset management fees for all properties acquired, loans made and pending acquisitions as if the acquisitions had occurred at the beginning of the pro forma periods presented.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(8)	The following is a preliminary allocation of purchase price to the real estate properties acquired as discussed in Note (c) above. Depreciation and amortization will be computed using the straight-line method of accounting over the estimated useful lives of the related assets.

				Depreciation expense
Property	Assets	Purchase price	Estimated useful life	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift	Leasehold interest	$19,674,026	46 years	$427,696	$—
	Buildings & improvements	162,700	39 years	4,172	—
	FF&E	1,133,400	5 years	226,680	—

	Total	$20,970,126		$658,548	—

Cypress Mountain	Permit rights	$18,152,000	28 years	$648,286	$162,072
	Buildings & improvements	1,316,900	39 years	33,767	8,442
	Ski lifts	7,339,400	20 years	366,970	91,742
	FF&E	2,616,700	7 years	373,814	93,453

	Total	$29,425,000		$1,422,837	$355,709

Harley-Davidson	Land	$997,516	n/a	$—	$—
	Buildings & improvements	5,626,485	39 years	144,269	36,067
	FF&E	199,071	7 years	28,439	7,110

	Total	$6,823,072		$172,708	$43,177

Hawaiian Falls	Leasehold interests	$2,548,184	27 years	$94,377	$23,594
	Building	4,661,640	39 years	119,529	29,882
	FF&E	5,631,900	7 years	804,557	201,139

		$12,841,724		$1,018,463	$254,615

Palmetto Hall	Land	$3,241,416	n/a	$—	$—
	Building	4,172,510	39 years	106,987	26,747
	Equipment	730,705	7 years	104,386	26,096

		$8,144,631		$211,373	$52,843

South Mountain	Land	$5,582,588	n/a	$—	$—
	Land improvement	4,498,179	20 years	224,909	56,227
	Building	2,691,075	39 years	69,002	17,251
	Equipment	870,658	7 years	124,380	31,095

		$13,642,500		$418,291	$104,573

Bretton Woods	Land	$4,844,490	n/a	$—	$—
	Building	29,892,870	39 years	766,484	191,621
	FF&E	13,562,640	7 years	1,937,520	484,380

		$48,300,000		$2,704,004	$676,001

The final allocation of the purchase price may include other identifiable assets such as intangibles which may have varying estimated lives and could impact the amount of future depreciation or amortization expense.

(9)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s acquisition of the properties described in Note (c).

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(10)	Represents interest expense associated with the note signed in connection with the acquisition of Bretton Woods described in Note (c) above. The note bears interest at an average rate of 5.74% with principal and interest totaling approximately $8.0 million due in June 2010.

(11)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired during the Pro Forma Periods as follows:

On October 11, 2005, the Company entered into a joint venture (the “GW Partnership”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”) that acquired two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Great Wolf Properties”), both of which were previously owned and operated by Great Wolf. The Great Wolf Properties were contributed to the GW Partnership from Great Wolf and valued at $114.5 million, excluding transaction costs of approximately $1.3 million. The Company contributed approximately $80.0 million to the GW Partnership for a 70% partnership interest in connection with the transaction and Great Wolf holds the remaining 30% interest in the partnership.

On March 1, 2006, the GW Partnership obtained previously anticipated debt financing on the properties for $63.0 million. The loan has a seven-year term with payments of interest only for the first three years with a fixed interest rate of 6.08%. The pro forma adjustment for the quarter ended March 31, 2006 includes interest expense in connection with the debt financing as if it had occurred on January 1, 2005.

The following estimated operating results of the Great Wolf Properties and equity in earnings of the Company are presented as if the investment had been made on January 1, 2005:

Year ended December 31, 2005
Revenues (hotel operations) (i)	$36,156,152
Hotel and property operating expenses (i)	(26,086,952)
Management & license fees (ii)	(2,530,931)
Depreciation and amortization (iii)	(4,261,002)
Interest expense including loan cost amortization of $63,000 (iv)	(3,893,400)

Pro forma net income (loss) of the properties	$(616,133)

Allocation of income (loss) to:
Great Wolf	$(978,302)

The Company	362,169
Less: amount recognized in historical results	(392,491)

Net pro forma income adjustment	$754,660

FOOTNOTES:

(i)	Amounts for the Pro Forma Period for the year ended December 31, 2005 are derived from the unaudited combined statement of operations for the year ended December 31, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(ii)	A subsidiary of Great Wolf continues to operate the Great Wolf Properties and license the Great Wolf Lodge brand to the venture pursuant to a 25-year management and license agreement. The agreement provides for management fees of 3% and license fees of 3% to be paid based on a percentage of gross revenue. In addition, there is a 1% license fee paid to a third-party.

(iii)	Depreciation and amortization of long-lived assets is based on the allocation of the base purchase price of the Properties of $114.5 million and closing costs.

(iv)	Interest expense is based on the debt financing on the properties up to $63.0 million obtained through a third-party lender for a term of seven years with a fixed interest rate of 6.08%. The loan is interest only for the first three years with principal and interest payments thereafter.

The net cash flows of the GW Partnership are distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated based on each partners’ respective ownership percentage. The Company records its share of equity in earnings of the GW Partnership using the hypothetical liquidation at book value (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(12)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (the “DMC Partnership”) with Dallas Market Center Company Ltd. (“DMC”). On January 14, 2005, the Company announced its intent to form the DMC Partnership to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space and is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., (“MCMC”) which continues to manage the DMC Property. The Company invested approximately $60.0 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest in the DMC Property.

In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The IFGC consists of approximately 440,000 square feet of wholesale merchandising and exhibition space and is leased to a subsidiary of MCMC which continues to manage the IFGC. The DMC Partnership acquired the IFGC for approximately $31.0 million including the assumption of an existing mortgage loan in the amount of approximately $17.0 million. The Company’s $11.2 million investment represents its 80% equity ownership interest in the IFGC.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The following estimated operating results of the properties owned by the DMC Partnership and the allocation of profits and losses are presented as if the investment had been made on January 1, 2005:

Year ended December 31, 2005
Revenue (net rental revenues under triple-net leases) (i)	$25,268,524
Depreciation and amortization (ii)	(6,977,911)
Interest expense including loan cost amortization of $150,758 (iii)	(9,710,168)

Pro forma net income of the DMC Property and IFGC	$8,580,445

Allocation of income to:
DMC	$561,642

The Company	8,018,803
Less: amount recognized in historical results	(6,710,816)

Net pro forma income adjustment	$1,307,987

FOOTNOTES:

(i)	Amounts for the pro forma period ended December 31, 2005 are derived from the audited combined statement of operations for the period from February 14, 2005 through December 31, 2005 and was annualized as if the investment had been made on January 1, 2005.

(ii)	Depreciation and amortization of long-lived assets for the year ended December 31, 2005, is based on the audited combined statement of operations depreciated on the straight-line method over each respective useful life.

(iii)	Interest expense is based on the debt financing on WTC and IFDC in the aggregate approximate amount of $160.0 million obtained through a third-party lender. The term for WTC is for approximately 28 years with a fixed interest rate of 6.037% and monthly principal and interest payment of $889,146. The term for IFDC is for nine years with a fixed interest rate of 5.45% and monthly and principal payment of $110,664.

Cash flows are distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated 50% to each partner. The Company records its share of equity in earnings of the DMC Partnership using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(13)	Represents additional amortization of capitalized acquisition fees and debt acquisition fees paid to the Company’s advisor in connection with the Company’s unconsolidated investments. The fees are paid and capitalized upon the sale of shares or incurrence of debt and subsequently allocated to the basis of the investments upon closing. These capitalized fees are amortized over the life of the related underlying assets or debt amortization period.

(14)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective Pro Forma Periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions described in Note (c) above at the beginning of the Pro Forma Periods and that those shares of common stock were outstanding for the entire Pro Forma Periods presented.